Exhibit 99.1

PATRIOT GLASS SOLUTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

PATRIOT GLASS SOLUTIONS, LLC

INDEX TO FINANCIAL STATEMENTS

December 31, 2025 and 2024

F-1

Report of Independent Registered Public Accounting Firm

To the Members and Director of:

Patriot Glass Solutions, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Patriot Glass Solutions, LLC (the “Company”) as of December 31, 2025 and 2024, the related statements of operations, changes in members equity (deficit) and cash flows for each of the two years in the period ended December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and accumulated deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2025.

Boca Raton, Florida

July 31, 2026

F-2

PATRIOT GLASS SOLUTIONS, LLC

BALANCE SHEETS

	December 31,	December 31,
	2025	2024

ASSETS
CURRENT ASSETS:
Cash	$192,538	$17,647
Accounts receivable, net	303,858	191,653
Inventory	26,438	45,532
Prepaid expenses and other current assets	44,534	37,850
Contract assets	-	4,759

Total Current Assets	567,368	297,441

OTHER ASSETS:
Property and equipment, net	161,411	162,776
Right-of-use asset, net	37,678	97,249

Total Other Assets	199,089	260,025

TOTAL ASSETS	$766,457	$557,466

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Notes payable, net of discount - current portion	$20,248	$287,468
Notes payable, related parties	291,000	-
Accounts payable	27,705	113,292
Accrued expenses	244,654	335,686
Accrued expenses - related parties	66,809	16,800
Due to related party	18,200	24,200
Contract liabilities	11,648	18,252
Lease liability, current portion - related party	37,678	58,788

Total Current Liabilities	717,942	854,486

LONG-TERM LIABILITIES:
Notes payable, net of current portion	74,667	32,628
Lease liability, net of current portion - related party	-	37,678

Total Long-term Liabilities	74,667	70,306

Total Liabilities	792,609	924,792

Commitments and Contingencies (See Note 8)

MEMBERS’ EQUITY (DEFICIT):
Members’ equity	619,228	700,098
Accumulated deficit	(645,380)	(1,067,424)

Total Members’ Equity (Deficit)	(26,152)	(367,326)

Total Liabilities and Members’ Equity (Deficit)	$766,457	$557,466

See accompanying notes to the financial statements.

F-3

PATRIOT GLASS SOLUTIONS, LLC

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2025	2024

SALES, net	$2,607,600	$3,056,670

OPERATING EXPENSES:
Cost of sale (excluding depreciation and amortization expense shown separately below)	1,183,993	1,641,947
Compensation and related benefits	448,984	699,263
Professional fees	17,951	39,413
Management fee - related party	-	316,572
Depreciation and amortization expense	50,917	101,490
General and administrative expenses	457,561	486,275
Impairment loss - intangible assets	-	178,911
Impairment loss - goodwill	-	350,491

Total Operating Expenses	2,159,406	3,814,362

INCOME (LOSS) FROM OPERATIONS	448,194	(757,692)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment, net	72,355	-
Interest expense	(79,496)	(182,349)
Interest expense - related party	(19,009)	-

Total Other Expenses, net	(26,150)	(182,349)

NET INCOME (LOSS)	$422,044	$(940,041)

See accompanying notes to the financial statements.

F-4

PATRIOT GLASS SOLUTIONS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

			Total
	Members’	Accumulated	Members’
	Equity	Deficit	Equity (Deficit)

Balance, December 31, 2023	$836,805	$(127,383)	$709,422

Distribution to former parent	(136,707)	-	(136,707)

Net loss	-	(940,041)	(940,041)

Balance, December 31, 2024	700,098	(1,067,424)	(367,326)

Distribution to parent	(80,870)	-	(80,870)

Net income	-	422,044	422,044

Balance, December 31, 2025	$619,228	$(645,380)	$(26,152)

See accompanying notes to the financial statements.

F-5

PATRIOT GLASS SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$422,044	$(940,041)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	50,917	101,490
Amortization of debt discount to interest expense	10,538	11,991
Non-cash interest expense	9,956	-
Non-cash gain on debt extinguishment	(72,355)	-
Lease costs	783	(51)
Impairment loss on goodwill and other intangible assets	-	529,402
Provision for credit losses	52,417	32,195
Change in operating assets and liabilities:
Accounts receivable	(164,622)	201,772
Inventory	19,094	136,131
Prepaid expenses and other assets	(6,684)	(26,400)
Contract assets	4,759	(2,359)
Accounts payable	(75,487)	32,493
Accrued expenses	(91,032)	193,991
Accrued expenses - related parties	50,009	16,800
Contract liabilities	(6,604)	(482,468)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	203,733	(195,054)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(49,552)	(42,157)

NET CASH USED IN INVESTING ACTIVITIES	(49,552)	(42,157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	4,000	49,200
Repayment of related party advances	(10,000)	(25,000)
Proceeds from notes payable	46,446	400,391
Repayment of notes payable	(159,736)	(197,480)
Proceeds from notes payable - related party	140,000	-
Proceeds from former parent company advances	-	13,000
Repayment of former parent company advances	-	(149,707)

NET CASH PROVIDED BY FINANCING ACTIVITIES	20,710	90,404

NET INCREASE (DECREASE) IN CASH	174,891	(146,807)

CASH, beginning of year	17,647	164,454

CASH, end of year	$192,538	$17,647

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$59,002	$68,958
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Distribution to former parent	$-	$136,707
Increase in note payable - related party and decrease in notes payable	$60,030	$-
Increase in note payable - related party and decrease in accounts payable	$10,100	$-
Increase in note payable - related party for distribution to parent	$80,870	$-

See accompanying notes to the financial statements.

F-6

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

NOTE 1 – NATURE OF ORGANIZATION

Nature of Organization

Patriot Glass Solutions, LLC, is a Texas limited liability company doing business as A1 Glass Coating (the “Company” or “Patriot Glass”). On November 29, 2023, the Company changed the name to Patriot Glass from Mobile Tint LLC. Patriot Glass provides quality window tint solutions for auto, home, and business owners across Texas, specializing in automotive window tinting, residential window film, and commercial window film that stop harmful UV rays from passing through its window films for reduced glare, comfortable temperatures, and lower energy bills. Patriot Glass also carries products that offer forced-entry protection and films that protect glass from scratches, graffiti, other types of vandalism, and even bullets, including C-Bond BRS, a ballistic-resistant film system.

On January 30, 2025, C-Bond Systems, Inc. (“C-Bond”), the former 80% owner and parent of the Company, entered into that certain Debt Forgiveness, Equity Redemption and Strict Foreclosure Agreement (the “Agreement”), by and between the Company, C-Bond, C-Bond Systems, LLC, a subsidiary of C-Bond Systems, Inc. (“C-Bond LLC”), Badcer Ops, Inc. (“Badcer”), and Michael Wanke, the 20% owner of the Company, and creditors, Jeff Badders, Badders Children’s Trust (“Badders Trust”), Mercer Street Global Opportunity Fund, LLC (“Mercer”). The closing of the transactions contemplated by the Agreement (the “Closing”) occurred on January 30, 2025.

As settlement of all outstanding debt instruments owed to the parties in this Agreement and associated liens, and pursuant to Section 9-620 of the Uniform Commercial Code of the State of Texas, at the Closing the Company, amongst other things, C-Bond, and C-Bond LLC (collectively, the “Debtors”), voluntarily transferred, conveyed and assigned to Badcer all of the Debtors’ legal, equitable and beneficial right, title and interest in and to all assets of the Debtors, including, but not limited to, the following: (i) the 80% of the Membership Interest (as defined in the original Operating Agreement of the Company, dated as of July 2021) and the Units (as defined in such Operating Agreement) comprising such 80% of the Membership Interests of the Company, which was held by C-Bond; (ii) 100% of the membership interests of C-Bond LLC, which were held by C-Bond; (iii) all of the Company’s accounts receivable; and (iv) certain patents; among other assets.

The Company did not elect to apply any push-down accounting due to the change of control between C-Bond and Badcer. Therefore, all acquisition-related adjustments have been reflected on the parent company level.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity.

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had net income (loss) of $422,044 and $(940,041) for the years ended December 31, 2025 and 2024, respectively. Net cash provided by (used in) operations was $203,733 and $(195,054) for the years ended December 31, 2025 and 2024, respectively. Additionally, as of December 31, 2025, the Company had an accumulated deficit, members’ deficit, and working capital deficit of $645,380, $26,152 and $150,574, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve consistently profitable operations or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company may need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates during the years ended December 31, 2025 and 2024 include estimates for allowance for credit losses on accounts receivable, estimates used in the calculation of progress towards completion on uncompleted jobs, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the estimate of the fair value lease liability and related right-of-use asset, and the valuation allowances for deferred tax assets.

F-7

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Fair Value of Financial Instruments and Fair Value Measurements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs that are not corroborated by market data.

The Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value, on a recurring basis, in accordance with ASC Topic 820.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepaid expenses and other current assets, contract assets and liabilities, notes payable, accounts payable, accrued expenses, due to related party, and lease liabilities approximate their fair market value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and 2024.

Accounts Receivable

Pursuant to ASC 326, “Financial Instruments - Credit Losses”, the Company recognizes an allowance for losses on accounts receivable and notes receivable in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts and notes receivable considered at risk or uncollectible. In accordance with ASC 326, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The expense associated with the allowance for doubtful accounts on accounts receivable is recognized in general and administrative expenses.

Inventory

Inventory, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from one to seven years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Goodwill and Intangible Assets

On July 22, 2021, the Company recorded goodwill as the excess of purchase price paid by the Company’s former parent over the fair value of identifiable net assets acquired by its former parent company. Goodwill represented the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. Any goodwill arising from the Company’s acquisition were attributable to the value of potential expanded market opportunity with new customers. Additionally, other intangible assets acquired had either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives were amortized on a straight-line basis over their economic or legal life, whichever was shorter. The Company’s amortizable intangible assets were being amortized over a useful life of 5 years and included customer relations and a non-compete agreement.

F-8

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

The Company assessed goodwill for impairment on an annual basis or more frequently when events and circumstances occur indicating that the recorded goodwill may be impaired. The Company regularly monitored business conditions and other factors including, but not limited to, adverse industry or economic trends and lower projections of profitability that may impact future operating results. The process of evaluating the potential impairment of goodwill requires significant judgment. In performing its annual or interim goodwill impairment test, the Company is permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of any of our reporting units is less than its carrying amount, including goodwill. In performing the qualitative assessment, the Company considered certain events and circumstances specific to its sole reporting unit, such as macroeconomic conditions, industry and market considerations, overall financial performance and cost factors when evaluating whether it is more likely than not that the fair value of its reporting unit is less than its carrying amount. The Company is also permitted to bypass the qualitative assessment and proceed directly to the quantitative test. If the Company chooses to undertake the qualitative assessment and conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would then proceed to the quantitative impairment test. In the quantitative assessment, the Company compares the fair value of the reporting unit to its carrying amount, which includes goodwill. Fair value is estimated using an income approach based on discounted cash flow methodologies that incorporate significant assumptions including projected revenues, operating results, probability-adjusted cash flows, discount rates and other market participant assumptions. If the fair value exceeds the carrying value, no impairment loss exists. If the fair value is less than the carrying amount, a goodwill impairment loss is measured and recorded. The Company assessed goodwill for impairment on an annual basis as of December 31 or more frequently when events and circumstances occur indicating that recorded goodwill may be impaired.

During the fourth quarter of fiscal 2024, the Company identified triggering events during its annual goodwill and long-lived asset impairment assessment of its reporting unit and certain other assets within its reporting unis, including indefinite-lived (trademarks) and definite-lived intangible assets (customer relations and non-compete agreements). Triggering events included a) the loss of funding sources to implement the Company’s growth plan, b) a decrease in sales due to a slowdown in school-related tinting projects in Texas, and c) a downward revision to the Company’s internal forecasts, including a decline in projected sales and profit margins. As a result, during the fourth quarter, the Company performed a quantitative impairment test. The fair value of the Company’s reporting unit is typically estimated using a discounted cash flow method. The fair value of the Company’s indefinite and definite lived intangibles was determined using the discounted cash flow method which required the Company to estimate the future cash flows as well as to select a risk-adjusted discount rate to measure the present value of the anticipated cash flows. When determining future cash flow estimates, the Company considered historical results, adjusted to reflect current and anticipated operating conditions. Under its discounted cash flow method, the Company estimated cash flows for its reporting unit over a discrete period (five years). Estimating the fair value of its reporting unit and its indefinite-lived intangible assets requires the Company to make assumptions and estimates in areas such as future economic conditions, industry-specific conditions, product pricing, and necessary capital expenditures.

Changes in the carrying amount of goodwill and other intangible assets during the year ended December 31, 2024 were as follows:

	Goodwill	Other Intangible Assets	Total
Balance at December 31, 2023, net	$350,491	$229,414	$579,905
Amortization	-	(50,503)	(50,503)
Impairment losses	(350,491)	(178,911)	(529,402)
Balance at December 31, 2024	$-	$-	$-

Based on the outcome of impairment assessments, during the year ended December 31, 2024, the Company recognized asset full impairment charges as follows:

Year Ended December 31, 2024
Goodwill impairment	$350,491
Intangible asset impairment	178,911
Total	$529,402

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Warranty Liability

The Company provides limited warranties on its products for product defects for periods ranging from 12 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. During the years ended December 31, 2025 and 2024, warranty costs were de minimis.

F-9

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Revenue Recognition

The Company follows ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

Revenues from contracts for the distribution and installation of window film solutions are recognized over time on the basis of the Company’s estimates of the progress towards completion of contracts using various output or input methods depending on the type of contract terms including (1) the ratio of number of labor hours spent compared to the number of estimated labor hours to complete a job, (2) using the milestone method, or (3) using a units completed method. These methods are used because management considers these to be the best available measure of progress on these contracts. We use the same method for similar types of contracts. The asset, “contract assets” represents revenues recognized in excess of amounts billed. The liability, “contract liabilities,” represents billings in excess of revenues recognized.

Product sales, consisting of the sale of rolls of window film and C-Bond Solutions, are recognized at a point in time when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Revenues from the auto window tinting are recognized is recognized upon completion of the job, which generally occurs in one day.

Cost of Sales

Cost of revenues from fixed-price contracts for the distribution and installation of window film solutions include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Shipping and Handling Costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $10,673 and $23,795 for the years ended December 31, 2025 and 2024, respectively. Shipping and handling costs charged to customers are included in sales.

Advertising Costs

The Company may participate in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the years ended December 31, 2025 and 2024, advertising costs charged to operations were $12,895 and $48,416, respectively, and are included in general and administrative expenses on the accompanying statements of operations.

Federal and State Income Taxes

The Company is taxed as a limited liability company under Subchapter K of the Internal Revenue Code. As such, the Company is generally not subject to income taxes. Instead, net income or loss is reported by its members who are responsible for any income taxes which may be due.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2025 and 2024, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2021. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2025 and 2024.

Leases

The Company accounts for leases in accordance with ASC 842. The lease standard requires certain leases to be reported on the balance sheets as right-of-use assets and lease liabilities. The Company elected the practical expedients permitted under the transition guidance of this standard that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. The Company does not reassess whether any contracts entered into prior to adoption are leases or contain leases.

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company does not have any finance leases as of December 31, 2025 and 2024. The Company’s leases generally have terms that range from three to four years for property and equipment and five years for property. The Company elected the accounting policy to include both the lease and non-lease components of our agreements as a single component and account for them as a lease.

F-10

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on the Company’s current borrowing rate. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When the Company has the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that the Company will exercise the option, the Company considers these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

Distribution to Former Parent

As of December 31, 2024, the Company wrote off $136,707 of amounts due from the Company’s former parent. Such write off was reflected as a distribution to former parent, which is reflect on the accompanying statement of members equity (deficit). Also, see Note 7 for distribution to current parent company.

Segment Reporting

On January 1, 2024, the Company adopted FASB ASU 2023-07, Segment Reporting (ASC 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company operates as a single operating segment as a distributor and installer of window film and window film solutions. In accordance with ASC 280, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company and decides how to allocate resources based on loss from operations, managing cash flows and evaluating general and administrative expenses. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services performed. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying notes to financial statements.

Risk and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer and commercial demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the business, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s products and services. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Other accounting standards that have been issued or proposed recently issued accounting pronouncements by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient for entities estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. The practical expedient allows entities to estimate expected credit losses by assuming that the conditions existing as of the balance sheet date will remain unchanged for the remaining life of current accounts receivable and current contract assets. As a result, entities are not required to incorporate forecasts of future economic conditions when measuring expected credit losses for these short-term financial assets. The guidance is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the financial statements.

F-11

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

In September 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). The amendments simplify the accounting for internal-use software development costs by removing the existing project stage model and replacing it with a principles-based framework for determining when software development costs should be capitalized. Under the new guidance, capitalization of internal-use software costs begins when (i) management has authorized and committed to funding the software project and (ii) it is probable that the project will be completed and the software will be used to perform its intended function. ASU 2025-06 also incorporates guidance related to website development costs and clarifies the presentation and disclosure requirements for capitalized software development costs. This pronouncement is effective for annual reporting periods beginning after December 15, 2027, including interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial statements and related disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE

On December 31, 2025 and 2024, accounts receivable consisted of the following:

	December 31, 2025	December 31, 2024
Accounts receivable	$400,277	$238,565
Less: allowance for credit losses	(96,419)	(46,912)
Accounts receivable, net	$303,858	$191,653

For the years ended December 31, 2025 and 2024, credit loss expense amounted to $52,417 and $32,195, respectively.

NOTE 4 – INVENTORY

On December 31, 2025 and 2024, inventory consisted of the following:

	December 31, 2025	December 31, 2024
Finished goods	$26,438	$45,532
Total Inventory	$26,438	$45,532

For the years ended December 31, 2025 and 2024, the Company did not record any allowance for slow moving inventory.

NOTE 5 – PROPERTY AND EQUIPMENT

On December 31, 2025 and 2024, property and equipment consisted of the following:

	Useful Life	December 31, 2025	December 31, 2024
Machinery and equipment	5 – 7 years	$73,411	$73,411
Furniture and office equipment	3 – 7 years	2,061	2,061
Vehicles	1 – 5 years	156,654	110,207
Leasehold improvements	3 – 5 years	113,750	110,645
		345,876	296,324
Less: accumulated depreciation		(184,465)	(133,548)
Property and equipment, net		$161,411	$162,776

For the years ended December 31, 2025 and 2024, depreciation expense is included in general and administrative expenses and amounted to $50,917 and $50,987, respectively.

NOTE 6 – NOTES PAYABLE

On December 31, 2025 and 2024, notes payable consisted of the following:

	December 31, 2025	December 31, 2024
Notes payable	$94,915	$330,634
Less: unamortized debt discount	-	(10,538)
Notes payable, net	94, 915	320,096
Less: current portion of notes payable, net of discount	(20,248)	(287,468)
Notes payable – long-term	$74,667	$32,628

F-12

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Merchant loans

On June 17, 2024, the Company entered into a Merchant Loan (the “June 2024 Merchant Loan”) with a lender in the principal amount of $85,000 and received net proceeds of $81,550, net of fees of $3,450, which was reflected as a debt discount to be amortized into interest expense over the term of the note. The June 2024 Merchant Loan required a weekly payment of principal and interest of $2,988 through March 19, 2025 for an effective interest rate of 85.9%. In February 2025, the Company defaulted on the June 2024 Merchant loan. On May 22, 2025, the Company entered into a settlement agreement with the lender for a payment of $22,500. On December 31, 2025 and 2024, the principal amount due on the June 2024 Merchant Loan amounted to $0 and $43,973, respectively.

On July 31, 2024, the Company entered into a Merchant Loan (the “July 2024 Merchant Loan”) with a lender in the principal amount of $75,000 and received net proceeds of $73,030, net of fees of $1,970, which was reflected as a debt discount to be amortized into interest expense over the term of the note. The July 2024 Merchant Loan required a weekly payment of principal and interest of $3,022 through April 2025. In February 2025, the Company defaulted on the July 2024 Merchant loan. On May 21, 2025, the Company entered into a settlement agreement with the lender for a payment of $24,500. On December 31, 2025 and 2024, the principal amount due on the July 2024 Merchant Loan amounted to $0 and $45,115, respectively.

On September 19, 2024, the Company entered into a Merchant Loan (the “September 2024 Merchant Loan”) with a lender in the principal amount of $70,000 and received net proceeds of $65,100, net of fees of $4,900, which was reflected as a debt discount to be amortized into interest expense over the term of the note. The September 2024 Merchant Loan required a weekly payment of principal and interest of $4,287 through September 2025. In February 2025, the Company defaulted on the September Merchant Loan. On April 25, 2025, the Company entered into a settlement agreement with the lender for a payment of $15,000. On December 31, 2025 and 2024, the principal amount due on the September 2024 Merchant Loan amounted to $0 and $50,627. respectively.

On October 14, 2024, the Company entered into a Merchant Loan (the “October 2024 Merchant Loan”) with a lender in the principal amount of $50,000 and received net proceeds of $45,000, net of fees of $5,000, which was reflected as a debt discount to be amortized into interest expense over the term of the note. The October 2024 Merchant Loan required a weekly payment of principal and interest of $4,167 through October 2025. In February 2025, the Company defaulted on the October Merchant Loan. In April 2025, the Company entered into a settlement agreement with the lender for a payment of $5,000, which was paid by Badcer (See Note 7). On December 31, 2025 and 2024, the principal amount due on the October 2024 Merchant Loan amounted to $0 and $35,224. respectively.

On November 6, 2024, the Company entered into a Merchant Loan (the “November 2024 Merchant Loan”) with a lender in the principal amount of $50,000 and received net proceeds of $44,555, net of fees of $5,445, which will be reflected as a debt discount to be amortized into interest expense over the term of the note. The November 2024 Merchant Loan required a weekly payment of principal and interest of $5,354 through February 2025. In April 2025, the Company entered into a settlement agreement with the lender for a payment of $55,030, which was repaid by Badcer using proceeds from a related party note payable (See Note 7). On December 31, 2025 and 2024, the principal amount due on the October 2024 Merchant Loan amounted to $0 and $45,074. respectively.

For the years ended December 31, 2025 and 2024, in connection with the merchant settlement agreements discussed above, the Company recorded a gain on debt extinguishment of $72,355 and $0, respectively, which is included in other income (expenses) on the accompanying statements of operations.

Promissory notes and equipment and vehicle loans

On July 22, 2021, the Company assumed vehicle and equipment loans in the amount of $95,013. These loans bear interest at rates ranging from 6.79% to 8.24% and are payable monthly through April 2025. On December 31, 2025 and 2024, notes payable related to these vehicle and equipment loans amounted to $0 and $2,798, respectively.

During the year ended December 31, 2023, in connection with the acquisition of a vehicle and an air conditioner unit, the Company entered into three vehicle and equipment loans in the original aggregate amount of $117,721. These loans bear interest at rates ranging from 10.0% to 35.1% and are payable monthly through September 2028. On December 31, 2025 and 2024, notes payable related to the vehicle and equipment loans amounted to $20,098 and $41,602, respectively.

On February 21, 2024, the Company entered into a Promissory Note (the “February 2024 Note”) with a lender in the principal amount of $50,000 and received net proceeds of $49,000, net of original issue discount of $1,000, which was reflected as a debt discount to be amortized into interest expense over the term of the note. The February 2024 Note bears interest at an effective rate of 33.4% per annum and all outstanding principal and accrued and unpaid interest is due on August 21, 2025. On December 31, 2025 and 2024, the principal amount due on the February 2024 Note was $0 and $25,286, respectively.

On July 24, 2024, in connection with the acquisition of a vehicle, the Company entered into a vehicle loan in the amount of $42,157. The loan bears interest at 8.96% and is payable monthly through August 2029. On December 31, 2025 and 2024, note payable related to this vehicle amounted to $32,811 and $40,935, respectively.

F-13

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

On April 1, 2025, in connection with the acquisition of a vehicle, the Company entered into a vehicle loan in the amount of $46,446. The loan bears interest at 11.34% per annum and is payable monthly through April 2031. On December 31, 2025 and 2024, note payable related to this vehicle amounted to $42,006 and $0, respectively.

For the years ended December 31, 2025 and 2024, amortization of debt discounts related to all of the above notes payable amounted to $10,538 and $11,991, respectively, which has been included in interest expense on the accompanying statements of operations.

On December 31, 2025, future annual maturities of notes payable are as follows:

December 31,	Amount
2026	$20,248
2027	22,999
2028	23,297
2029	15,127
2030	9,751
Thereafter	3,493
Total notes payable on December 31, 2025	$94,915

NOTE 7 – RELATED PARTY TRANSACTIONS

Note Payable – Related Party

On February 24, 2025, the Company and Badcer, the Company’s 80% owner, a related party, (the Makers”) entered into secured promissory notes with Mercer in the aggregate amount of $151,000 (the “Mercer Promissory Notes”). The Mercer Promissory Notes bear interest at 8.0% per annum and were due on February 24, 2026. The Mercer Promissory Notes are secured by the assets of the Company and are currently in default.

On February 24, 2025, the Makers entered into a secured promissory note with Jeff Badders in the amount of aggregate amount of $140,000 (the “Badders Promissory Note”). The Badders Promissory Note bears interest at 8.0% per annum and was due on February 24, 2026. The Badders Promissory Note is secured by the assets of the Company and is currently in default.

None of the proceeds from the above promissory notes were deposited into the Company and proceeds from the promissory notes were used to fund the operations of Badcer, pay expenses of Badcer and the Company and to pay certain merchant lenders pursuant to merchant loan settlement agreements (See Note 6). The Makers are jointly and severally liable for the obligations under the Mercer Promissory Notes and Badders Promissory Note in the amount of $291,000.

In connection with the merchant loan settlement agreements, in March and April 2025, Badcer paid an aggregate amount of $60,030 to merchant lenders on behalf of the Company using funds Badcer received from the Mercer and Badders Promissory Notes.

From February to March 2025, the Company received cash proceeds of $140,000 from Badcer for working capital purposes using funds Badcer received from the Mercer and Badders Promissory Notes.

During the year ended December 31, 2025, Badcer paid $10,100 to vendors on behalf of the Company using funds Badcer received from the Mercer and Badders Promissory Notes.

The Company evaluated the terms of the above-mentioned Mercer and Badders Promissory Notes in accordance with ASC 460, Guarantees, and concluded that as of December 31, 2025, a loss is probable since it is highly likely that the Company will be required to pay or settle the amounts due to Mercer and Jeff Badders. Accordingly, the Company increased the notes payable – related party by $80,870, which represents the difference between the total amounts of promissory notes due to Mercer and Jeff Badders in excess of the funds received by or paid on behalf of the Company. The increase in note payable – related party was offset by the recording of a distribution to parent in members’ equity (deficit) for the amount retained by Badcer that the Company may be required to pay. The Company has not been required to make a payment under this agreement to date.

As of December 31, 2025, note payable – related party amounted to $291,000 and accrued interest amounted to $19,009, which is included in accrued expenses – related parties on the accompanying balance sheet.

Accrued expenses – related parties

In connection with the operating lease between MDW Management, LLC, a company owned by Mr. Wanke and his wife and the Company (See Note 11), for the year ended December 31, 2025 and 2024, the Company recorded rent expense of $74,400 and $67,200, respectively, which is included in general and administrative expenses on the accompanying statements of operations. As of December 31, 2025 and 2024, lease payments due to MD Management amounted to $47,800 and $16,800, respectively, which is included in accrued expenses – related parties on the accompanying balance sheets.

F-14

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Due to related party

During the year ended December 31, 2025, Mike Wanke, the Company’s sole operating member, advanced the Company $4,000 and was repaid $10,000. During the year ended December 31, 2024, Mike Wanke, the Company’s sole operating member, advanced the Company $49,200 and was repaid $25,000. The advances are due on demand and are non-interest bearing.

As of December 31, 2025 and 2024, amounts due to related party amounted to $18,200 and $24,200, respectively.

Management fee – former Parent.

During the year ended December 31, 2024, the Company paid a management fee of $316,572 to its former parent company, which is included in management fee – related party on the accompanying statement of operations.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2025, the Company is not involved in any other pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

See Note 7 for contingencies related to the Mercer Promissory Notes and Badders Promissory Note.

NOTE 9 – CONCENTRATIONS

Concentrations Of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits. The Company places its cash in banks at levels that, at times, may exceed federally insured limits. On December 31, 2025, the Company had no cash in bank in excess of FDIC insured levels of $250,000.

Geographic Concentrations of Sales

During the years ended December 31, 2025 and 2024, all sales were in the United States.

Customer Concentrations

For the year ended December 31, 2025, no customer accounted for over 10% of total sales For the year ended December 31, 2024, one customer accounted for 23.0% of total sales. On December 31, 2025, three customers accounted for 60.5% (24.3%, 23.4% and 12.8%, respectively) of the total accounts receivable balance. On December 31, 2024, two customers accounted for 37.8% (21.4% and 16.4%, respectively) of the total accounts receivable balance.

Vendor concentrations

Generally, the Company purchases substantially all of its inventory from four suppliers. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 10 – REVENUE RECOGNITION

The revenue that the Company recognizes arises from purchase requests the Company receives from its customers. The Company’s performance obligations under purchase order or a signed proposal correspond to each job for the distribution and installation of window film solutions. As a result, each purchase order or signed proposal generally may contain more than one performance obligation based on the specific job. Control of the Company’s products transfers to its customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, the Company’s products, which generally occurs when the job or a specific portion of the job is completed. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenues from contracts for the distribution and installation of window film solutions are recognized over time on the basis of the Company’s estimates of the progress towards completion of contracts using various output of input methods including (1) the ratio of number of labor hours spent compared to the number of estimated labor hours to complete a job, (2) using the milestone method, or (3) using a units completed method. These methods are used because management considers these methods to be the best available measure of progress on these contracts. Revenues from the auto window tinting are recognized is recognized upon completion of the job, which generally occurs in one day. Product sales, consisting of the sale of roll of window film and C-Bond Solutions, are recognized at a point in time when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

F-15

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

Transaction Price

The Company agrees with its customers on the selling price of each transaction. This transaction price is generally based on the product, market conditions, including supply and demand balances, labor costs, and freight. Any sales tax, value added tax, and other tax the Company collects concurrently with its revenue-producing activities are excluded from revenue.

Revenue Disaggregation

The Company tracks its revenue by product and timing of revenue recognition. The following table summarizes our revenue by product for the years ended December 31, 2025 and 2024:

	For the Years Ended December 31,
	2025	2024
Window tint installation and sales recognized over time	$2,245,303	$2,746,164
Auto window tinting recognized upon completion	281,852	273,032
Sale of window film and window protection products recognized upon shipment	80,445	37,474
Total	$2,607,600	$3,056,670

NOTE 11 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSET AND OPERATING LEASE LIABILITY

In connection with the 2021 Exchange Agreement between in the Company and C-Bond Systems, Inc., the Company entered into a Commercial Lease Agreement dated July 21, 2021, by and between landlord MDW Management, LLC, a company owned by Mr. Wanke and his wife and the Company (the “Lease”). The term of the Lease is 60 months, at a minimum monthly rent of $5,600 (not including tax), with two five-year options for the tenant to renew. The lease has not been renewed to date and is currently on a month-to-month basis.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2019, the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2).

During the years ended December 31, 2025 and 2024, in connection with its related party property operating lease, the Company recorded rent expense of $74,400 and $67,200, respectively, which is expensed during the year and included in general and administrative expenses on the accompanying statements of operations.

The significant assumption used to determine the present value of the lease liability was a discount rate of 6.79% which was based on the Company’s estimated incremental borrowing rate.

On December 31, 2025 and 2024, right-of-use asset (“ROU”) is summarized as follows:

	December 31, 2025	December 31, 2024
Office lease right-of-use asset	$279,162	$279,162
Less: accumulated amortization	(241,484)	(181,913)
Balance of ROU asset	$37,678	$97,249

On December 31, 2025 and 2024, operating lease liability related to the ROU asset are summarized as follows:

	December 31, 2025	December 31, 2024
Lease liability related to office lease right-of-use asset	$37,678	$96,466
Less: current portion of lease liability	(37,678)	(58,788)
Lease liability – long-term	$-	$37,678

On December 31, 2025, future minimum base lease payments due under non-cancelable operating lease are as follows:

Twelve months ended December 31,	Amount
2026	$39,200
Total minimum non-cancelable operating lease payments	39,200
Less: discount to fair value	(1,522)
Total lease liability on December 31, 2025	$37,678

F-16

PATRIOT GLASS SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 31, 2026, the date the financial statements were available to be issued. Based on this evaluation, no events other than those disclosed below have occurred that require disclosure or adjustment to the financial statements as of and for the year ended December 31, 2025.

On April 1, 2026, the Company and Transportation and Logistics Systems, Inc. (OTC OID: TLSS), (“TLSS”), a publicly traded holding company, TLSS Acquisition, Inc., a wholly-owned subsidiary of TLSS, (the “Acquisition Sub”), and TLSS Reverse PGS, LLC, a Texas limited liability company and a wholly-owned subsidiary of the Acquisition Sub (“Reverse”), entered into a Member Interest and Asset Exchange Agreement (the “Agreement”) with Badcer Ops (the “Seller”), Jeff Badders and Mercer, as the shareholders of the Seller (the “Seller Shareholders”), and Michael Wanke (“Wanke”), the sole Manager and twenty percent (20%) owner of the Company. The Agreement provides for a reverse triangular merger of Reverse with and into the Company, with the Company as the surviving entity, pursuant to which the Seller’s eighty percent (80%) membership interest in the Company and four (4) nanotechnology patents (the “Patents”) will be exchanged, transferred and assigned to the Acquisition Sub in exchange for the Merger Consideration to be paid by TLSS.

The Seller is Badcer Ops, Inc., a Nevada corporation, whose shareholders are Mercer and Mr. Jeff Badders, an individual (together, the “Seller Shareholders”).

The closing of the transaction is expected to occur no later than August 4, 2026, ten (10) days after audited financials for the Company or year-end 2024 and year-end 2025 and unaudited financials for the Company for the first quarter of 2026 are completed and provided to TLSS, subject to the satisfaction or waiver of certain closing conditions, including, among others: (i) the completion of satisfactory due diligence by TLSS; (ii) the accuracy of the representations and warranties of the parties; (iii) the procurement of acceptable landlord consent to the assignment of and amendments to the Company’s lease for its operating facilities; (iv) delivery of certain financial statements; and (v) other customary closing conditions as set forth in the Agreement.

The remaining 20% membership interest in the Company is currently held by and will be retained by Mr. Michael Wanke, the sole Manager of the Company. It is a condition of closing that Mr. Wanke will enter into an employment agreement with the Company, the terms of which are to be agreed upon prior to the expiration of the due diligence period.

F-17